Extreme Networks Unveils New Solutions-Based Strategy

Go-to-Market Plan and Company Realignment to Deliver Bundled Software and Services-Driven Networking Solutions Combined with the Highest Level of Customer Support

SAN JOSE, Calif., May 20, 2015 -- Extreme Networks, Inc. (NASDAQ: EXTR), announced that it is implementing its new solutions-based go-to-market strategy. The company will leverage its portfolio of network management, policy, BYOD and application analytics, integrated with its high-performance wired and wireless platforms, to deliver networking solutions that are designed to be flexible, scalable and easy to manage. Coupled with its focus on high quality service, Extreme’s software-driven solutions are expected to enable businesses, schools and agencies to adapt quickly to meet and exceed business objectives.

“I’m pleased with how quickly our leadership team transformed our market vision into a tangible, executable plan,” said Ed Meyercord, president and CEO of Extreme Networks. “The changes we are making today put us in a position to leverage our deep portfolio of technology, talented resources and unique position in the market. Our focus will be to build on our strong customer relationships with a solutions-based approach and the highest level of customer support in the industry.”

To develop the new strategy, the company initiated a comprehensive review process in January that included input from analysts, customers and partners. The resulting feedback pointed to a clear cut strategy centered on software and service led solutions and a definitive transformation in how the company goes to market. “Our strategy and execution of this new operating plan will enhance customer satisfaction, improve the competitiveness of the company and increase shareholder value,” said Meyercord. “There are very few competitors offering a complete bundle of networking solutions with acceptable levels of customer service in our target market. This is our opportunity.”

The company will continue to evolve its SDN capability and expand its investments in cloud solutions to deliver services that allow customers the ability to access application services seamlessly through the networking layer. In addition, the company will continue to invest in its EOS software and hardware platforms as well as aggressively accelerate its EXOS platforms to better take advantage of market advancements in networking technology. The combination of management software, analytics and new software enabled services will transform traditional networks into strategic assets giving unique capabilities for interacting with edge devices at one end and the hyper-scale cloud on the other.

As a first step to implementing the new operating plan, the company has begun to restructure its global workforce and implement other operating cost reductions. The company expects to incur a restructuring charge of $13-15 million for employee related termination benefits including severance payments and continuation of medical insurance benefits. These actions are expected to yield approximately $40 million in reduction to operating costs in fiscal 2016 including employee related expenses, professional and contractor fees and other discretionary spending.

Conference Call:
Extreme Networks will host a conference call on Thursday May 21, 2015 at 8:30 a.m. Eastern (5:30 a.m. Pacific) to discuss this announcement. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through May 20, 2016. The conference call may also be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). The encore recording can be accessed by dialing (855) 859-2056 /or international 1 (404) 537-3406; Conference ID 52029585.

About Extreme Networks
Extreme Networks, Inc. (EXTR) is a software and service led solutions company with advanced networking technology solutions and platforms. Extreme Networks offers award-winning customer support and has achieved one of the highest Net Promoter Scores in the industry. Extreme Networks is headquartered in San Jose, CA and has more than 14,000 customers in over 80 countries. For more information, visit Extreme’s website.

Extreme Networks and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. All other names are the property of their respective owners.

Forward Looking Statements:
Statements in this release concerning the company’s business prospects, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: failure to achieve targeted revenues, failure of customers to accept the company’s solutions-based go-to-market strategy, increased price competition, product technology developments, ongoing uncertainty in global economic conditions, infrastructure development or customer demand, collectability of receivables, the ability to meet current financial covenants, inability to anticipate demand from end customers, dependencies on third parties to manufacture our products, delays in development and commercialization of products under development, and ongoing litigation.

The matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Because such statements deal with future events, they are subject to risks and uncertainties. Other important factors that could cause actual results to differ materially are contained in the company's 10-Qs and 10-Ks that are on file with the Securities and Exchange Commission. http://www.sec.gov . More information about potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.  Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.